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                                                             EXHIBIT (h)(29)(a)

                      RULE 22c-2 AMENDMENT TO AGREEMENTS

   This RULE 22c-2 AMENDMENT dated as of April 16, 2007, by and among VANGUARD VARIABLE INSURANCE FUND, THE VANGUARD GROUP, INC. ("Vanguard"), VANGUARD MARKETING CORPORATION and AIG LIFE INSURANCE COMPANY ("AIG").

                                  WITNESSETH:

   WHEREAS, the parties hereto have entered into a Participation Agreement dated as of May 22, 2001, as amended, and a Participation Agreement dated as of September 2, 2003 (the "Participation Agreements"), pursuant to which Vanguard has agreed to make shares of certain portfolios of Vanguard Variable Insurance Fund available for purchase and redemption by certain separate accounts of AIG in connection with AIG's variable insurance products; and

   WHEREAS, Vanguard and AIG have entered into a Fund Participation Agreement dated as of December 27, 2001, as modified by an Addendum to Fund Participation Agreement dated as of September 2, 2003 (as so modified, the "Fund Participation Agreement"), pursuant to which Vanguard and AIG agreed to the terms on which shares of certain Vanguard funds would be made available to serve as underlying investment options for variable annuity contracts offered by AIG;

   WHEREAS, the parties desire to modify the Participation Agreements and the Fund Participation Agreement in certain respects in connection with Rule 22c-2 promulgated by the Securities and Exchange Commission ("Rule 22c-2") under the Investment Company Act of 1940, as amended (the "1940 Act");

   NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Amendment of Participation Agreements. Unless otherwise defined in this
Section 1, capitalized terms in this Section 1 shall have the meanings assigned in the Participation Agreements. Each Participation Agreement is hereby amended as follows:

    (a)By inserting a new Section 4.10 to read in full as follows:

       "4.10 Certain Transactions and Restrictions.

          (a) The Company agrees that it will provide, not later than ten Business Days after receipt of a written request by the Sponsor on behalf of the Fund, the Taxpayer Identification Number of any or all Variable Insurance Product owner(s) and the amount, date, name of investment professional associated with the Variable Insurance Product owner (if any), and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange transaction by such Variable Insurance Product owner(s) in an Account investing in the Fund through an account maintained by the Company during the specific period covered by the request. Requests must set forth a specific period, not to exceed 90 calendar days from the date of the request, for which transaction information is sought. The Sponsor may request transaction information older than 90 calendar days from the date of the request as it deems necessary to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Fund. Information regarding transactions resulting from dollar cost averaging programs, automatic rebalancing programs, periodic deduction of fees, and redemptions pursuant to

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       a systematic withdrawal plan will not be included in the transaction information furnished to the Sponsor; as a result, the transaction information provided for a certain period will not be equal to the number of omnibus trades made during that same period. Unless required by applicable law, rule or regulation, the Sponsor and the Fund agree not to use the information received under this Section for marketing or any other purpose not related to (A) limiting or reducing abusive trading in shares issued by the Fund or (B) collecting purchase or redemption fees (if any).

          (b) The Company agrees that it will execute written instructions from the Sponsor on behalf of the Fund, including instructions to restrict or prohibit purchases or exchanges of Fund shares in specific accounts or by or on behalf of specific Variable Insurance Product owners identified by the Fund as having engaged in transactions in Fund shares that violate policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding securities issued by the Fund. Any such instructions by the Sponsor shall include the Taxpayer Identification Number or equivalent identifying number of the Variable Insurance Product owner(s) to which the instructions relate and the specific restriction(s) to be executed. The Company agrees that it will execute any such instructions as soon as reasonably practicable, but not later than ten Business Days after receipt of the instructions by the Company.

          (c) Requests for transaction information or trading restrictions under this Section must be directed to:

              Jennifer Powell
              Senior Counsel
              AIG American General
              2929 Allen Parkway, A30-25
              Houston, TX 77019
              (713) 831-4954

              and to:

              Michael McArthur
              Variable Products Accounting
              AIG American General
              2727-A Allen Parkway
              Houston, TX 77019
              (713) 831-3504

          (d) If the Company is aware of a possible delay in the fulfillment of a request pursuant to this Section, the Company will provide notice to Vanguard of the impending delay as soon as possible after the impending delay is discovered."

    (b)By inserting a new Section 11.11 to read in full as follows:

       "In the event a party is unable to perform its obligations under the terms of this Agreement because of acts of God, acts of terrorism, strikes, equipment failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages resulting from such failure to perform or otherwise from such causes."

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2. Amendment of Fund Participation Agreement. Unless otherwise defined in this
Section 2, capitalized terms in this Section 2 shall have the meanings assigned in the Fund Participation Agreement. The Fund Participation Agreement is hereby amended as follows:

    (a)By inserting a new Section 3(k) to read in full as follows:

       "(k) Certain Transactions and Restrictions.

          (i) The Company agrees that it will provide, not later than ten Business Days after receipt of a written request by Vanguard on behalf of a Vanguard Fund, the Taxpayer Identification Number of any or all Contract owner(s) and the amount, date, name of investment professional associated with the Contract owner (if any), and transaction type (purchase, redemption, transfer, or exchange) of every purchase, redemption, transfer, or exchange transaction by such Contract owner(s) in an account investing in the Vanguard Fund through an account maintained by the Company during the specific period covered by the request. Requests must set forth a specific period, not to exceed 90 calendar days from the date of the request, for which transaction information is sought. Vanguard may request transaction information older than 90 calendar days from the date of the request as it deems necessary to investigate compliance with policies established by the Vanguard Funds for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Vanguard Funds. Information regarding transactions resulting from dollar cost averaging programs, automatic rebalancing programs, periodic deduction of fees, and redemptions pursuant to a systematic withdrawal plan will not be included in the transaction information furnished to Vanguard; as a result, the transaction information provided for a certain period will not be equal to the number of omnibus trades made during that same period. Unless required by applicable law, rule or regulation, Vanguard and the Vanguard Funds agree not to use the information received under this Section for marketing or any other purpose not related to
       (A) limiting or reducing abusive trading in shares issued by the Vanguard Funds or (B) collecting purchase or redemption fees (if any).

          (ii) The Company agrees that it will execute written instructions from Vanguard on behalf of a Vanguard Fund, including instructions to restrict or prohibit purchases or exchanges of Vanguard Fund shares in specific accounts or by or on behalf of specific Contract owners identified by the Vanguard Fund as having engaged in transactions in Vanguard Fund shares that violate policies established by the Vanguard Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding securities issued by the Vanguard Fund. Any such instructions by Vanguard shall include the Taxpayer Identification Number or equivalent identifying number of the Contract owner(s) to which the instructions relate and the specific restriction(s) to be executed. The Company agrees that it will execute any such instructions as soon as reasonably practicable, but not later than ten Business Days after receipt of the instructions by the Company.

          (iii) Requests for transaction information or trading restrictions under this Section must be directed to:

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              Jennifer Powell
              Senior Counsel
              AIG American General
              2929 Allen Parkway, A30-25
              Houston, TX 77019
              (713) 831-4954

              and to:

              Michael McArthur
              Variable Products Accounting
              AIG American General
              2727-A Allen Parkway
              Houston, TX 77019
              (713) 831-3504

          (iv) If the Company is aware of a possible delay in the fulfillment of a request pursuant to this Section, the Company will provide notice to Vanguard of the impending delay as soon as possible after the impending delay is discovered."

    (b)By inserting a new Section 14(l) to read in full as follows:

       "Force Majeure. In the event a party is unable to perform its obligations under the terms of this Agreement because of acts of God, acts of terrorism, strikes, equipment failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages resulting from such failure to perform or otherwise from such causes."

3. No Other Modifications. Except as specifically modified hereby, each of the Participation Agreements and the Fund Participation Agreement remain in full force and effect.

   IN WITNESS WHEREOF, the parties hereto have caused this Rule 22c-2 Amendment to be executed on their behalf by their duly authorized officers as of the day and year first above written.

VANGUARD VARIABLE INSURANCE FUND

By:
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Name:
       -----------------------------

Title:
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THE VANGUARD GROUP, INC.

By:
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Name:
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Title:
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VANGUARD MARKETING CORPORATION

By:
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Name:
       -----------------------------

Title:
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AIG LIFE INSURANCE COMPANY

By:
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Name:
       -----------------------------

Title:
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